SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 28, 1997


                            GENERAL ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)



    New York                       1-35                         14-0689340
 (State or other                (Commission                    (IRS Employer
 jurisdiction of               File Number)                 Identification No.)
 incorporation)


      3135 Easton Turnpike, Fairfield, Connecticut                 06431
        (Address of principal executive offices)                 (Zip Code


        Registrant's telephone number, including area code (203) 373-2211

ITEM 5. OTHER EVENTS

                On April 23, 1997, the share owners of General Electric Company (the "Company") authorized the amendment of the Company's Restated Certificate of Incorporation to change and increase the Company's authorized common stock from 2,200,000,000 shares, par value $0.32 per share, to 4,400,000,000 shares, par value $0.16 per share, and in so doing split the common stock (including outstanding and treasury shares) on a 2-for-1 basis.

                These changes became effective on April 28, 1997, upon the filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of New York. Share owners of record at the close of business on that date are entitled to receive an additional stock certificate representing one additional share for each share held. These certificates are to be sent to share owners by First Class mail on or about May 9, 1997. The certificates are to be sent to each share owner at such owner's address as it appears on the books of the Company. Certificates for the new shares will not be mailed, however, for shares participating in the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). In those cases, the new shares will be credited in book-entry form to the participants' Plan accounts.

                All common stock certificates outstanding on April 28, 1997, are still valid. Old certificates and new certificates, when issued, will together represent a share owner's total common shareholdings in the Company, all with the new par value of $0.16.

                The Company has been advised by its Tax Counsel that under federal income tax laws: the receipt of additional shares of common stock will not constitute taxable income to the share owners; the cost or other tax basis to a share owner of each old share held immediately prior to the split will be divided equally between the corresponding two shares held immediately after the split; and the holding period for each of the two shares will include the period for which the corresponding old share was held.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                Exhibits:

                (3) Certificate of Incorporation and By-laws of General Electric
                    Company as amended through April 28, 1997.

                (4) Certificate of Incorporation and By-laws of General Electric
                    Company as amended through April 28, 1997; see Exhibit (3) above.



                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GENERAL ELECTRIC COMPANY



                                       By   Philip D. Ameen
                                            Vice President and Comptroller


Date:  April 28,1997

                                  Exhibit Index

                (3) Certificate of Incorporation and By-laws of General Electric
                    Company as amended through April 28, 1997.

                (4) Certificate of Incorporation and By-laws of General Electric
                    Company as amended through April 28, 1997; see Exhibit (3) above.